SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                              --------------------

         Date of Report (Date of earliest event reported): May 15, 2002

                        THE DOE RUN RESOURCES CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 New York               333-52285          13-1255630
             ----------------       ----------------       --------------
             (State or other        (Commission            (IRS Employer
             jurisdiction           File Number)           Identification
             Of incorporation)                             Number)

             1801 Park 270 Drive, St. Louis, Missouri      63146
             ----------------------------------------      ----------
             (Address of principal executive offices)      (Zip Code)

               Registrant's telephone number, including area code:

                                 (314) 453-7100
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

      On April 15, 2002, the Doe Run Resources Corporation ("Doe Run") announced that it had reached an agreement in principle with The Renco Group, Inc. ("Renco") and Regiment Capital Advisors, LLC and certain of its affiliates ("Regiment") for Renco and Regiment to provide Doe Run with capital to allow Doe Run to restructure its existing debt. Pursuant to the agreement in principle, Renco will purchase $20,000,000 of Doe Run preferred stock (the "Renco Investment") and Regiment, a significant holder of Doe Run's 11 1/4% Senior Notes due 2005, Floating Interest Rate Senior Notes due 2003 and 11 1/4% Senior Secured Notes due 2005 (collectively, the "Old Notes"), will commit to lend Doe Run $35,700,000 on a senior secured basis and will offer other holders of Old Notes the opportunity to participate in making such loan, subject to certain conditions set forth herein. Doe Run further announced that it intended to make a cash tender offer for a portion of the Old Notes and an exchange offer for the balance of the Old Notes. The $55 million in proceeds of the Renco Investment and the loan from Regiment and other holders of the Old Notes will be used to finance the cash tender offer, to pay the accrued interest as of March 15, 2002 on the Old Notes not otherwise tendered for cash and to pay certain costs of the transaction. Doe Run additionally announced that, in addition to the Renco Investment, Renco would provide Doe Run with credit support of up to $10,000,000 if necessary to provide additional working capital.

      Doe Run now wishes to make public, through the use of this Form 8-K, the terms of this agreement in principle. The consummation of the transactions will be conditioned upon a number of conditions including the following: (i) agreement with Regiment regarding definitive documentation governing the loan to Doe Run by Regiment and the other participants in such loan and the related transactions; (ii) the entrance into amended domestic and Peruvian revolving credit facilities on terms satisfactory to Doe Run and Regiment; (iii) the valid tender (without subsequent withdrawal) of at least $125,000,000 aggregate principal amount of Old Notes into the Cash Offer (as defined herein); (iv) the participation by 90% of the outstanding aggregate principal amount of each series of Old Notes outstanding in the Exchange Offer and/or Cash Offer; (v) the receipt of the Requisite Consents (as defined herein); and (vi) the absence of a material adverse change with respect to Doe Run or its Peruvian subsidiary. Doe Run expects to launch the tender offer and exchange offer by the last week of May. There can be no assurance that Doe Run will be able to successfully complete the transactions described herein.

      The current proposed terms of the transactions (which are subject to continuing negotiations) are as follows:

                                 EXCHANGE OFFER

      Doe Run will offer holders of 11 1/4% Senior Secured Notes due 2005, Series B; 11 1/4% Senior Notes due 2005, Series B; and Floating Interest Rate Senior Notes due 2003, Series B (each a "Holder" and as a group "Holders") the opportunity to exchange such Old Notes (the "Exchange Offer") for the following consideration:

For each $1,000 principal amount of:

11 1/4% Senior Secured Notes due      o     $770 aggregate principal
2005, Series B ("Senior Secured             amount of new 11 1/4% notes
Notes")                                     due 2007 of Doe Run, having
                                            substantially the terms
                                            described herein (the
                                            "Exchange Notes")

                                      o     cash payment equal to the
                                            amount of all accrued and
                                            unpaid interest through March
                                            15, 2002 (such interest as
                                            computed for such periods of
                                            time on any series of Old
                                            Notes, as applicable, the
                                            "Accrued Interest Payment")
                                            equal to $56.25 per $1,000
                                            principal amount held

11 1/4% Senior Notes due 2005,        o     $670 aggregate principal
Series B ("Senior  Notes")                  amount of Exchange Notes

                                      o     the Accrued Interest Payment
                                            equal to $56.25 per $1,000
                                            principal amount held

Floating Interest Rate Senior Notes   o     $670 aggregate principal
due 2003, Series B ("Floaters")             amount of Exchange Notes

                                      o     the Accrued Interest Payment
                                            equal to $46.90 per $1,000
                                            principal amount held

      Only Holders who are reasonably believed by Doe Run to be Accredited Investors (as such term is defined in Rule 501(a) of the Securities Act of 1933, as amended) will be allowed to participate in the Exchange Offer.



                                   CASH OFFER

      Doe Run will also, simultaneously with the Exchange Offer, offer the Holders the opportunity to tender their Old Notes for cash (the "Cash Offer"; the Cash Offer and the Exchange Offer are referred to from time to time herein collectively as the "Offers") at prices not greater than $350 nor less than $250 per $1,000 face amount of Old Notes tendered.

      Doe Run will select the highest price (the "Cash Payment") specified by any Holder of Old Notes validly tendered (and not withdrawn) in the Cash Offer that will enable Doe Run to purchase the maximum amount of Old Notes for an aggregate purchase price not to exceed $44,000,000 (the "Total Cash Available"). Doe Run will pay at the closing of the transaction the same Cash Payment for all Old Notes validly tendered at or below the Cash Payment (and not withdrawn), upon the terms, and subject to the conditions, of the Cash Offer.

      A Holder tendering Old Notes in the Cash Offer, to the extent such Old Notes are accepted for tender pursuant to the terms hereof, will not receive any payment of interest of any kind on account of such Old Notes purchased by Doe Run pursuant to the Cash Offer. A Holder may elect to tender such Holder's Old Notes for participation in the Exchange Offer or the Cash Offer. Any Holder tendering Old Notes pursuant to the Cash Offer will be required to tender, and likewise will have been deemed to have tendered, such Old Notes for participation in the Exchange Offer. Any Old Notes tendered in the Cash Offer that cannot be purchased for cash pursuant to the Cash Offer will be exchanged for Exchange Notes pursuant to the Exchange Offer, and the Holders of such Old Notes will receive the Accrued Interest Payment on such Old Notes so exchanged.

      In the event that the amount of Old Notes validly tendered (and not withdrawn) on or prior to the expiration date of the Offers exceeds that which can be purchased with the Total Cash Available, then, subject to the terms and conditions of the Cash Offer, Doe Run will (i) first, accept for payment all such Old Notes validly tendered (and not withdrawn) at prices below the Cash Payment and (ii) second, accept for payment such Old Notes that are validly tendered (and not withdrawn) at the Cash Payment on a pro rata basis from among such Old Notes tendered.

      If a Holder does not tender its Old Notes and the Offers are consummated, Doe Run may leave such unexchanged or unpurchased Old Notes outstanding. With respect to such Old Notes not tendered, Doe Run also will reserve the right (but will be under no obligation) to purchase, subject to the terms of Doe Run's New Senior Credit Facility (as defined herein), such Old Notes (whether pursuant to open market purchases, negotiated transactions or otherwise and whether for consideration similar or different from that offered in the Exchange Offer and/or Cash Offer), to defease such Old Notes pursuant to the terms of the indentures governing the Old Notes (the "Old Notes Indentures") or as otherwise agreed with the Holder of such Old Notes or to redeem such Old Notes in accordance with their terms. In the event Old Notes that are not tendered in the Exchange Offer are left outstanding and the Offers are successfully consummated, Holders of such Old Notes will not be entitled to the benefit of substantially all of the restrictive operating and financial covenants, certain event of default provisions and various other provisions presently contained in the Old Notes Indentures because of the effects of the Proposed Amendments (as defined herein).

                              CONSENT SOLICITATION

      The tender of the Old Notes in the Exchange Offer or the Cash Offer will constitute consent to certain amendments to the indentures (the "Proposed Amendments") under which such Old Notes were issued. The primary purpose of the Proposed Amendments will be to eliminate substantially all of the restrictive operating and financial covenants and to modify a number of the event of default provisions and various other provisions in the Old Notes Indentures.

                    SENIOR LOAN AND SENIOR LOAN PARTICIPATION

      In connection with the Offers, Doe Run will enter into a new senior secured credit facility (the "New Senior Credit Facility") with Regiment and any other Holders electing to participate (subject to the terms and limitations set forth herein), pursuant to which Doe Run will initially borrow $35,700,000 (the "Initial Senior Loan"). The New Senior Credit Facility will initially bear interest at the rate of 11 1/4% per annum and mature on the fourth anniversary of the closing date. Upon the repayment in full of the Initial Senior Loan, Doe Run will pay Regiment and the Co-Lenders (as defined herein) contingent interest in amounts ranging in the aggregate from $3,000,000 to $8,000,000, depending on the date of repayment. Doe Run will be required to repay the Initial Senior Loan in accordance with the following schedule:

            o     $2,000,000 on the first anniversary of the closing date;

            o $5,000,000 on each of the second and third anniversaries of the closing date; and

            o the balance of the outstanding aggregate principal amount plus all accrued and unpaid premium, interest and fees on the maturity date.

      Upon the request of Doe Run, subject to the consent of the holders of a majority of the loans outstanding under the New Senior Credit Facility (the "Required Lenders"), additional credit may be extended under the New Senior Credit Facility to Doe Run from time to time after the closing date, up to an aggregate principal amount of $20,000,000, on terms and conditions satisfactory to the Required Lenders (each such subsequent loan, a "Subsequent Senior Loan").

      Doe Run will offer Holders who initially elect to participate in the Exchange Offer the opportunity to participate as lenders (each such participating Holder, a "Co-Lender") under the New Senior Credit Facility, pro rata in accordance with such Holders' respective interests in the Old Notes initially tendered in the Exchange Offer, subject to Regiment's right, in its sole and absolute discretion, to lend at least 60% of the aggregate principal amount of the Initial Senior Loan. Each Holder who elects to participate in the Initial Senior Loan will also participate as a Co-Lender in any Subsequent Senior Loan approved by the Required Lenders pro rata in accordance with such Holder's percentage interest in the Initial Senior Loan. The proceeds of the Initial Senior Loan will be used to consummate the Offers.

      Participants in the Initial Senior Loan will receive, on a pro-rata basis in accordance with such participant's interest in the Initial Senior Loan, warrants (the "Warrants") exercisable for up to 20% of the fully diluted common stock of Doe Run, at an initial aggregate exercise price of $2,000,000.

                          DOE RUN CORPORATE GOVERNANCE

INVESTOR RIGHTS AGREEMENT

      Pursuant to the Investor Rights Agreement to be executed concurrently with the closing of the New Senior Credit Facility (the "Investor Rights Agreement"), at any time when the New Senior Credit Facility or any Warrants are outstanding, Doe Run's Board of Directors will consist of three individuals, of whom: two will be selected by the stockholders of Doe Run and one (the "Independent Director") will be selected by the stockholders of Doe Run, subject to the approval of the holders of (a) a majority in principal amount of loans under the New Senior Credit Facility then outstanding or (b) if the New Senior Credit Facility is no longer outstanding, a majority of shares issuable upon exercise of all the Warrants (such persons are referred to herein as the "Majority Holders").

      Pursuant to the Investor Rights Agreement, Doe Run may not take, nor permit any of its subsidiaries to take, certain actions without the approval of the Independent Director. These actions include (i) filing a voluntary bankruptcy petition; (ii) merging or consolidating with any other entity; (iii) issuing capital stock or securities convertible into capital stock; (iv) making certain changes to its charter documents; or (v) incurring certain levels of indebtedness.

SPECIAL DIRECTOR

      In the event that Doe Run (i) defaults on its payment obligations under the New Senior Credit Facility or Warrants; (ii) is the subject of certain insolvency proceedings; or (iii) in the event that Renco defaults in its credit support obligations to Doe Run (see "The Renco Redeemable PIK Preferred Investment; Renco Credit Support" below), then the Majority Holders will have the right to elect a special director (the "Special Director") who will be entitled to cast a majority of the votes at all meetings of directors.

      Doe Run will take any of the following actions if approved by the Special
Director: (i) sell all of the capital stock of Doe Run or of any of its subsidiaries; (ii) merge or consolidate Doe Run or any of its subsidiaries with another entity; and (iii) sell off any or all of the assets of Doe Run or any of its subsidiaries and apply the proceeds of such sale to cure any payment default which caused the appointment of the Special Director.

       THE RENCO REDEEMABLE PIK PREFERRED INVESTMENT; RENCO CREDIT SUPPORT

SERIES A PREFERRED STOCK

      On the closing date, Renco intends to purchase $20,000,000 aggregate liquidation preference of Doe Run's 12 1/2% Series A Redeemable PIK Preferred Stock (the "Series A Preferred Stock"). The Series A Preferred Stock will accrue dividends at a rate of 12 1/2% per annum, but such dividends will be paid in kind until (x) the Warrants have expired or have been repurchased and (y) no amounts are outstanding under the New Senior Credit Facility. The Series A Preferred Stock will rank senior to all other classes of capital stock of Doe Run for purposes of liquidation preference and dividends and will be redeemable, at the option of Renco, at any time after the date which is six months after the maturity date of the Exchange Notes.

RENCO CREDIT SUPPORT

      In addition to the Renco Investment, Renco will enter into a Credit Support Agreement (the "Renco Credit Support Agreement") on the closing date among Renco, Doe Run, Congress Financial Corporation ("Congress") and CIT Group/Business Credit, Inc. ("CIT"), pursuant to which Congress and CIT will, at certain times, make advances in excess of the amounts otherwise available pursuant to Doe Run's borrowing base under the Congress/CIT Credit Facility (as defined herein) up to an aggregate amount of $10,000,000.

                            SOURCES AND USES OF FUNDS

      The expected sources of funds to accomplish the Offers and the uses of the net cash proceeds from the Renco Investment and the New Senior Credit Facility, along with proceeds obtained from the use of sums available under the Congress/CIT Credit Facility, is as follows:



SOURCE OF FUNDS              Amount        USES OF PROCEEDS       Amount
---------------              ------        ----------------       ------

New Senior Credit Facility   $35,700,000   Cash Offer             $44,000,000(1)

Renco PIK Preferred Stock    $20,000,000   Accrued Interest       $8,950,000(2)
                                           Payment for Exchange
                                           Offer

Borrowing under revised      $3,471,000    Interest on Old        $1,421,000(3)
Congress/CIT Credit                        Notes not
Facility                                   participating in the
                                           Offers (including
                                           Penalty Interest (as
                                           defined herein))

                                           Fees Relating to the   $4,800,000(4)
                                           Transaction

Total                        $59,171,000   Total                  $59,171,000

----------
(1) Assuming $125,714,000 aggregate principal amount of Old Notes tendered at $350 per $1,000 aggregate principal amount.

(2) Assuming participation in the Cash Offer and/or Exchange Offer by 95% of each of the outstanding principal amount of the Senior Secured Notes, Senior Notes and Floaters and the payment of $56.25, $56.25 and $46.90 respectively per $1,000 principal amount held.

(3) Assumes that 5% of each of the Senior Secured Notes, Senior Notes and Floaters do not participate in the Offers and Holders of each such series of Old Notes receive $56.25, $56.25 and $46.90 per $1,000 principal amount held, respectively. The Old Notes Indentures also provide for the payment of interest on overdue installments at the rate of 13 1/4% per annum ("Penalty Interest").

(4) Includes (i) Commitment and funding fees for the New Senior Credit Facility;
(ii) funding fees for the Congress/CIT Credit Facility; (iii) financial advisory fees; and (iv) professional fees and expenses.

                           SUMMARY OF THE TRANSACTIONS

THE EXCHANGE OFFER

Terms of the Exchange Offer .....   Doe Run will offer, upon the terms and
                                    subject to the conditions contained in the exchange offer documentation to be provided to Holders in connection with the Offers, to exchange each outstanding $1,000 principal amount of Old Notes, for the following consideration:

                                    o  in the case of the Senior Secured Notes,
                                       (i) $770 aggregate principal amount of
                                       new 11 1/4% Notes due 2007 of Doe Run
                                       plus (ii) the Accrued Interest Payment
                                       (equal to $56.25 per $1,000 principal
                                       amount held).

                                    o in the case of the Senior Notes, (i) $670 aggregate principal amount of Exchange Notes plus (ii) the Accrued Interest Payment (equal to $56.25 per $1,000 principal amount held).

                                    o  in the case of the Floaters, (i) $670
                                       aggregate principal amount of Exchange
                                       Notes plus (ii) the Accrued Interest
                                       Payment (equal to $46.90 per $1,000
                                       principal amount held).

                                    The Exchange Offer will not affect Doe Run's obligation to pay principal and interest on any Old Notes which are not tendered pursuant to the Exchange Offer and/or the Cash Offer and Doe Run will promptly pay all interest due and payable on any outstanding Old Notes as of the closing date. However, if the Offers are successfully consummated, the covenants and certain other terms in the indentures governing the Old Notes will be substantially less restrictive and will afford significantly reduced protections to the Holders of Old Notes who do not so tender pursuant to the Exchange Offer and/or the Cash Offer.

THE EXCHANGE NOTES

Issue Date ......................   The Exchange Notes will be issued three days
                                    after the expiration date of the Offers, at which time, the Exchange Notes will be issued, the Cash Payment paid to Holders whose Old Notes are accepted for participation in the Cash Offer and the transactions contemplated by the
                                    Congress/CIT Credit Facility, the New Senior
                                    Credit Facility, the Renco Investment and the BCP Revolving Credit Facility (as defined herein) will be consummated and the Renco Credit Support Agreement will be executed.

Maturity Date ...................   On or about the fifth anniversary of the
                                    closing date, at which time all outstanding principal as well as all accrued and unpaid interest shall be due in full.

Interest ........................   Interest on the Exchange Notes will accrue
                                    at the rate of 11 1/4% per annum and will be payable on March 15 and September 15 of each year commencing on September 15, 2002;
                                    provided that, on each interest payment date occurring on or prior to March 15, 2003, interest may be paid, at the Company's option, by the issuance of additional
                                    Exchange Notes ("PIK Notes") with a
                                    principal amount equal to the interest
                                    accrued on such date at an annual rate of 15% per annum ("PIK Payment"); provided further, that interest on the Exchange
                                    Notes will be increased to 12% per annum in the event that Doe Run elects to make such a PIK Payment. Although the Exchange Notes will be issued on the closing date, interest will accrue from March 16, 2002 until the first scheduled interest payment. Interest on the Exchange Notes will be computed on the basis of a 360 day year composed of twelve 30 day months. Interest on PIK Notes will accrue from the issue date thereof and not from March 16, 2002.

Optional Redemption .............   The Exchange Notes will be subject to
                                    redemption, in whole or in part, at the
                                    option of Doe Run, at any time, at the
                                    following redemption prices (expressed as a percentage of principal amount): (i) if redeemed during the twelve month period beginning on the closing date, 100.00%; (ii) if redeemed during the twelve month period beginning on the anniversary of the closing date in 2003, 106.00%; (iii) if redeemed during the twelve month period beginning on the anniversary of the closing date in 2004, 104.00%; (iv) if redeemed during the twelve month period beginning on the anniversary of the closing date in 2005, 102.00%; and (v) if redeemed during the twelve month period beginning on the anniversary of the closing date in 2006 and at any time thereafter, 100.00%; plus, in each case, accrued interest to the redemption date.

Security ........................   The Exchange Notes will be initially secured
                                    by a second priority lien on certain of the assets of Doe Run and certain of its subsidiaries.

Guarantees ......................   Doe Run's obligations under the Exchange
                                    Notes will be guaranteed by the following subsidiaries of Doe Run: Fabricated
                                    Products, Inc. ("Fabricated Products"), DR
                                    Land Holdings, LLC, Doe Run Cayman Ltd. and
                                    Doe Run Peru S.R.L. ("Doe Run Peru") (each a
                                    "Guarantor"). In the future, Doe Run's
                                    obligations may be guaranteed by certain of Doe Run's other subsidiaries.

Ranking .........................   Except to the extent of any assets securing
                                    the New Senior Credit Facility and the
                                    Congress/CIT Credit Facility and the Old
                                    Notes (to the extent they remain
                                    outstanding), the Exchange Notes will rank equally in right of payment to the New
                                    Senior Credit Facility and the Congress/CIT
                                    Credit Facility. Further, except as
                                    described herein with respect to the
                                    guarantee of Doe Run Peru, the indebtedness of Doe Run and the Guarantors evidenced by the Exchange Notes and the guarantees will rank senior in right of payment to all future unsecured senior subordinated and subordinated indebtedness of Doe Run and the Guarantors, respectively, and equally in right of payment with all other existing and future unsubordinated indebtedness of Doe
                                    Run and the Guarantors.

                                    Notwithstanding the foregoing, the
                                    indebtedness of Doe Run Peru evidenced by its guarantee will be contractually subordinated to the indebtedness under the Peruvian Revolving Credit Facility.

Change of Control ...............   Upon the occurrence of a Change of Control,
                                    Doe Run will be obligated to make an offer to purchase all of the then outstanding
                                    Exchange Notes at a purchase price equal to 101% of the principal amount of the Exchange
                                    Notes plus accrued and unpaid interest
                                    thereon to the date of purchase. Doe Run cannot guarantee that it will have the financial resources necessary to purchase the Exchange Notes or that the purchase will be permitted under the New Senior Credit
                                    Facility or the Congress/CIT Credit
                                    Facility.

Covenants .......................   The indenture governing the Exchange Notes
                                    will contain covenants that, among other things, limit the ability of Doe Run, and the ability of its subsidiaries, to incur additional indebtedness, pay dividends or make other distributions, make investments, dispose of assets, issue capital stock of subsidiaries, create liens securing indebtedness, enter into transactions with affiliates, or enter into mergers or consolidations or sell all or substantially all of its or its subsidiaries' assets.

THE CASH OFFER

Terms of Cash Offer .............   Simultaneously with the Exchange Offer, Doe
                                    Run will offer the Holders of Old Notes the opportunity to tender their Old Notes for cash, at prices not greater than $350 nor less than $250 per $1,000 face amount of Old
                                    Notes tendered. Doe Run will spend up to $44,000,000 to consummate the Cash Offer.
                                    Doe Run will select the highest price
                                    specified by a Holder of Old Notes validly tendered (and not withdrawn) in the Cash
                                    Offer that will enable Doe Run to purchase the maximum amount of Old Notes with the Total Cash Available. A Holder tendering Old
                                    Notes in the Cash Offer, to the extent such Old Notes are accepted for tender pursuant to the terms hereof, will not receive any payment of interest of any kind on account of such Old Notes purchased by Doe Run pursuant to the Cash Offer.

Excess Tender; Proration ........   In the event that the amount of Old Notes
                                    validly tendered (and not withdrawn) on or prior to the expiration date of the Offers exceeds that which can be redeemed with the Total Cash Available, then, subject to the terms and conditions of the Cash Offer, Doe
                                    Run will (i) first, accept for payment all such Old Notes validly tendered (and not withdrawn) at prices below the Cash Payment and (ii) second, accept for payment such Old
                                    Notes that are validly tendered (and not withdrawn) at the Cash Payment on a pro rata basis among such Old Notes tendered. Any Old
                                    Notes properly tendered (and not withdrawn) for participation in the Cash Offer that cannot be purchased pursuant to the terms thereof will be exchanged for Exchange Notes pursuant to the terms of the Exchange Offer.

CONSENT SOLICITATION; CONDITIONS TO THE EXCHANGE OFFER AND THE CASH OFFER

Consent Solicitation ............   Concurrently with the Exchange Offer and the
                                    Cash Offer, Doe Run will solicit consents to certain Proposed Amendments to the Old Notes
                                    Indentures and waivers to certain provisions contained in the Old Notes Indentures (such consents and waivers being referred to collectively as the "Consents"). The tender of the Old Notes in the Exchange Offer or the Cash Offer will constitute delivery of a Consent. The Proposed Amendments to the Old
                                    Notes Indentures would eliminate
                                    substantially all of the restrictive
                                    operating and financial covenants and would modify a number of the event of default provisions and various other provisions in the Old Notes Indentures. The Proposed
                                    Amendments will not become operative unless and until the Exchange Offer and/or the Cash
                                    Offer is consummated. In order to amend the Old Notes Indentures, Consents are needed from Holders of a majority of the outstanding Old Notes issued under such indentures (the "Requisite Consents").

Conditions to Exchange Offer
and Cash Offer ..................   The consummation of the Exchange Offer and
                                    the Cash Offer will be conditioned upon a number of conditions including (i) the valid tender (without subsequent withdrawal) of at least $125,000,000 of aggregate principal amount of Old Notes into the Cash Offer;
                                    (ii) a minimum of 90% of the aggregate
                                    principal amount of each of (x) the Senior
                                    Secured Notes, (y) the Senior Notes and (z) the Floaters outstanding being properly tendered into the Exchange Offer and/or Cash
                                    Offer (and not withdrawn); (iii) the closing of the New Senior Credit Facility; and (iv) the receipt of the Requisite Consents.

SENIOR LOAN AND SENIOR
LOAN PARTICIPATION

New Senior Credit Facility ......   The loan to be made pursuant to the New
                                    Senior Credit Facility will initially be issued in an aggregate principal amount of $35,700,000. Upon the request of Doe Run, and subject to the consent of the Required
                                    Lenders, additional credit may be extended under the New Senior Credit Facility to Doe
                                    Run from time to time after the closing
                                    date, up to an aggregate principal amount of $20,000,000, on terms and conditions satisfactory to Required Lenders.

Participation ...................   Doe Run will, concurrently with the Offers,
                                    offer each Holder that initially elects to participate in the Exchange Offer the opportunity to participate as Co-Lenders in the Initial Senior Loan pro-rata in accordance with such Holder's pro-rata interest in the Old Notes initially tendered in the Exchange Offer, subject to Regiment's right, in its sole and absolute discretion, to lend at least 60% of the aggregate principal amount of the Initial Senior Loan.
                                    Each Holder who elects to participate in the Initial Senior Loan will also participate as a Co-Lender in any Subsequent Senior Loan approved by the Required Lenders, pro-rata in accordance with such Holder's percentage interest in the Initial Senior Loan.

Interest ........................   The Initial Senior Loan will initially
                                    accrue and bear interest at the rate of 11
                                    1/4% per annum, payable monthly. Under
                                    certain circumstances, the rate of interest payable with respect to the Initial Senior
                                    Loan may increase. Upon the repayment in full of the Initial Senior Loan, Doe Run will be required to pay Regiment and the Co-Lenders contingent interest in amounts ranging in the aggregate from $3,000,000 to $8,000,000 depending on the date of repayment.

Fees ............................   Upon the commencement of the Offers, Doe Run
                                    will pay Regiment a loan commitment fee
                                    equal to 0.5% of the maximum aggregate
                                    principal amount of the Initial Senior Loan.
                                    At the closing date, Doe Run will pay
                                    Regiment and the Co-Lenders, pro rata in accordance with their percentage participation in the Initial Senior Loan, an additional commitment fee equal to 0.5% of the aggregate principal amount of the Initial Senior Loan plus a funding fee of $700,000 due at the closing of the Initial
                                    Senior Loan. Thereafter, until the Initial
                                    Senior Loan shall have been repaid in full, Doe Run will pay Regiment and the Co-Lenders, pro rata in accordance with their percentage participation in the
                                    Initial Senior Loan, a yearly anniversary fee equal to 0.5% of the aggregate principal amount of the Initial Senior Loan.

Maturity ........................   The Initial Senior Loan will mature on the
                                    fourth anniversary of the closing date.

Amortization ....................   Doe Run will be required to repay the
                                    Initial Senior Loan in accordance with the following schedule:

                                    o  $2,000,000 on the first anniversary of
                                       the closing date;

                                    o  $5,000,000 on each of the second and
                                       third anniversaries of the closing date;
                                       and

                                    o the balance of the outstanding aggregate principal amount, plus all accrued premium, interest and fees, on the Maturity Date.

                                    Contingent prepayment of principal may also be required under circumstances that will be set forth in agreements governing the New Senior Credit Facility.

Covenants .......................   The New Senior Credit Facility will contain
                                    certain financial covenants and other
                                    covenants that, among other things, limit the ability of Doe Run, and the ability of its subsidiaries, to incur additional indebtedness, pay dividends or make other distributions, make voluntary prepayments of any financing debt (with certain exceptions), make investments, dispose of assets, issue capital stock of subsidiaries, create liens securing indebtedness, enter into transactions with affiliates, or enter into mergers or consolidations or sell all or substantially all of its or its subsidiaries' assets.

Guarantee; Security .............   The Initial Senior Loan and each Subsequent
                                    Senior Loan will be guaranteed by certain of the subsidiaries of Doe Run. The Initial
                                    Senior Loan will be secured by liens on
                                    certain of the assets of Doe Run and certain of its subsidiaries, including certain of Doe Run's real estate interests. The Initial
                                    Senior Loan will also be secured by a first priority lien on the shares of capital stock of Doe Run held directly or indirectly by Renco.

Warrants ........................   Participants in the Initial Senior Loan will
                                    receive, on a pro-rata basis in accordance with such participant's interest in the Initial Senior Loan, Warrants exercisable for up to 20% of the fully diluted common stock of Doe Run, at an initial aggregate exercise price of $2,000,000.

                             THE PROPOSED AMENDMENTS

      In connection with the Exchange Offer, Doe Run will solicit Consents from Holders of the Old Notes to the Proposed Amendments. The primary purpose of the Proposed Amendments will be to eliminate substantially all of the restrictive operating and financial covenants in each of the Old Notes Indentures and to modify certain of the event of default provisions and certain other provisions in each of the Old Notes Indentures. Upon receipt of the Requisite Consents, supplemental indentures relating to each of the Old Notes Indentures and reflecting the Proposed Amendments will be executed among Doe Run and the trustee under the Old Notes Indentures.

                             NEW CREDIT FACILITIES

      CONGRESS FINANCIAL CORPORATION AND CIT GROUP/BUSINESS CREDIT, INC. DOMESTIC REVOLVING CREDIT FACILITY

      At the closing date, Doe Run and Fabricated Products will enter into an Amended and Restated Loan and Security Agreement with Congress and CIT (the "Congress/CIT Credit Facility"). Pursuant to the Congress/CIT Credit Facility, the borrowers under the facility shall be able to borrow up to a maximum of $75,000,000 (including a letter of credit sub-limit up to $10,000,000) based upon a borrowing base consisting of certain accounts receivable and eligible inventories. The Congress/CIT Credit Facility will mature on January 15, 2005 and will bear interest at a per annum rate equal to the "prime rate" plus 100 basis points, and be subject to certain standard fees.

      BANCO DE CREDITO DEL PERU PERUVIAN REVOLVING CREDIT FACILITY

      At the closing date, Doe Run Peru will enter into an amended and restated revolving credit facility with Banco de Credito del Peru (the "BCP Revolving Credit Facility"). Pursuant to the BCP Revolving Credit Facility, Doe Run will be able to borrow (i) up to a maximum amount of $45,000,000 (including a $5,000,000 letter of credit sub-facility) based upon a borrowing base consisting of certain accounts receivable and eligible inventories and (ii) up to $13,000,000 for the issuance of certain payment and performance bonds. The BCP Revolving Credit Facility will bear interest at a per annum rate equal to the London Interbank Offer Rate (based upon certain periods of duration) plus a fixed margin and be subject to certain standard fees.

*******************************************************************************
*******************************************************************************

      This Form 8-K is not an offer to purchase any of the Old Notes. The offer to purchase Old Notes, the Exchange Offer and the offer to participate in the New Senior Credit Facility will only be made in accordance with the official documents to be forwarded to Holders of the Old Notes after commencement of the Offers.

      Forward-looking statements in this Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expect," "anticipate," "intend," "believe," "foresee" and similar expressions are intended to identify such forward-looking statements; however, this Form 8-K also contains other forward-looking statements. Doe Run cautions that there are various important factors that could cause actual events to differ materially from those indicated in the forward-looking statements; accordingly, there can be no assurance that such indicated events will occur. Among such factors are: the involvement of Doe Run's secured and unsecured creditors in any restructuring negotiations; competitive pressure in Doe Run's market; business conditions in the mining and lead industry generally; general economic conditions and the risk factors detailed from time to time in Doe Run's periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, Doe Run does not undertake to update them in any manner except as may be required by the Securities and Exchange Commission under federal laws.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        THE DOE RUN RESOURCES CORPORATION

                                     By:  /s/ Marvin Kaiser
                                         --------------------------------------
                                     Name:  Marvin Kaiser
                                     Title: Executive Vice President and Chief
                                            Financial and Administrative Officer

Date: May 15, 2002